EXHIBIT 99.1

May 14, 2026

TO:	All Stockholders (Addressed Individually)

SUBJECT:	Report from the President

Precision – Partnership - Performance

We closed our 2026 FHLBNY Member Symposium with an impassioned and inspiring session on trust, teamwork and gratitude from John Foley, the former Blue Angel and an expert on leadership.  As I listened alongside our audience of more than 150 leaders from across our membership, I was struck by how important these elements are to our cooperative.  Our members trust in our ability to execute on our mission, and we deliver on that trust as one team, working together.

Mr. Foley practices the mantra of “glad to be here”, and throughout the entire Symposium, I was glad to be in a room full of people who lead institutions that make a positive impact in the lives of so many every day.  We gained insights from the thought leaders on our engaging panels focused on timely topics like housing affordability, digital currency, the banking M&A landscape and the member view on resiliency and opportunities for growth.  Our Symposium ended on a note of gratitude, and as I stated, I am grateful to all of our members for being entrusted with leading our cooperative as we execute on our vital mission.

We opened our Symposium in conversation with John Williams, president and CEO of the Federal Reserve Bank of New York.  Our two institutions have built a strong relationship based on a shared focus on ensuring stability in the financial markets and the flow of liquidity to local lenders in all environments.  In our discussion, it was clear that President Williams has a deep understanding of, and appreciation for, both how we complement each other and the distinct role of the Federal Home Loan Banks as everyday lenders.  Indeed, he stated that the Federal Home Loan Bank System is “incredibly important”, and provides the country with a unique advantage in the provision of local credit that other countries do not have.  This positions the FHLBanks to serve as the Invisible Infrastructure underpinning our nation’s economy, providing reliable and on-demand access to cost-efficient funding for America’s local lenders.

Local Lenders, Local Voices

We convened a wide representation of these local lenders on Long Island for a roundtable discussion on housing affordability with Congressman Andrew Garbarino (NY-02) on April 27.  Over the course of the discussion, Congressman Garbarino and I spoke with the leaders of community banks, credit unions and CDFIs on the challenges facing Long Island families and ways to further strengthen local lending in support of the region’s long-term economic growth.

These lenders have a strong champion in Congressman Garbarino, who understands the critical importance of these institutions to the communities they serve. Affordability, housing opportunities and small business growth all hinge on people’s access to capital, and as Congressman Garbarino stated at the roundtable, “That starts with strong community banks, credit unions and local lenders.”

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Expanding Our Footprint

At the Cooperative Capital Access Summit, held in San Juan on April 23, the focus was on making Puerto Rico’s local lenders even stronger through membership in the FHLBNY.  The Summit – hosted by the Public Corporation for the Supervision and Insurance of Puerto Rico Cooperatives – came a month after the FHLBNY announced that we have begun accepting applications for cooperativa members, and a week after we received our first completed cooperativa membership application.

We believe that providing cooperativas with access to our products and programs in a safe and sound manner will serve to benefit households, businesses and underserved communities across Puerto Rico, building on the impact we make through our current Puerto Rico and U.S. Virgin Islands-based members.  The FHLBNY is a key partner for Puerto Rico’s financial institutions, and we are positioned to expand that collaboration and impact with cooperativas.

Delivering for Communities Across the Country

National Affordable Housing Month began with a clear validation of the significant level of support the FHLBanks provide for affordability efforts through our various targeted housing and community development products and programs.  On May 4, the Urban Institute released The Value of the FHLBank System's Housing and Community Mission-Oriented Programs, its third in a series of studies that quantify the overall benefits from and impact of the FHLBank System.  This most recent report focuses on the FHLBanks’ Affordable Housing Program, Community Investment Program, Community Investment Cash Advance and Acquired Member Asset programs, as well as our growing set of voluntary efforts that exceed those contributions required by statute.  Urban found that, within the study period of 2015 to 2024, the FHLBanks deployed nearly $150 billion in housing and community investment through these initiatives.  These efforts are all made through and in partnership with our members, delivering meaningful support for housing and community development in communities across the country.

FHLBNY Launches MAP HomeAssist Program

The Urban report highlights the importance of the FHLBanks’ Acquired Member Asset programs, which provide liquidity that supports ongoing mortgage lending and access to housing finance.  Our own Mortgage Asset Program (“MAP”) is one of the key tools we deploy for supporting housing and community development across our District.  This National Affordable Housing Month, we are proud to roll out our brand-new MAP HomeAssist Program, making an initial $3 million available in grant funding to support low-to-moderate income (“LMI”) homebuyers.

Through the MAP HomeAssist Program, the FHLBNY offers MAP Participating Financial Institutions (“PFI”) reimbursements of up to $12,000 per loan sold into MAP for eligible credits extended to LMI borrowers at the time of closing.  This funding support can alleviate down payment and closing costs, which are often barriers to homeownerships for LMI households.  MAP HomeAssist funding helps reduce monthly principal and interest payments, improving overall housing affordability.

Our members are eager to participate in this program: we launched the MAP HomeAssist Program at our MAP PFI Roundtable on the morning of April 30, and had already funded the Program’s first mortgage by early that afternoon.

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FHLBNY Announces 2026 Small Business Recovery Program Round

May is also National Small Business Month, and we are excited to continue our commitment to support these vital institutions that play a critical role in local economies and communities by making $5 million in grant funds for small businesses, nonprofit organizations and farms through the 2026 round of our Small Business Recovery Grant (“SBRG”) Program, opening on May 26.  Since launching the SBRG Program, we have partnered with our members to provide more than $31 million in grants to nearly 5,000 institutions – a strong foundation of support that we will continue to build upon with this year’s round.

FHLBNY Issues 2025 Report to Members

As a cooperative, everything we do is both in service to and partnership with our members.  And as both the owners and clients of the cooperative, our members have a powerful story to tell about the impact of our mission.  Those stories are on full display in the pages of Stability That Impacts Communities, our annual report to members for 2025, which we issued on April 22.  In the report, members provide powerful testimonials highlighting just what their FHLBNY membership means to them and helps them accomplish for their customers and communities.  These perspectives reflect our role as the Local Lender’s Local Lender – part of an FHLBank System that fosters a resilient and diversified U.S. financial system that serves our continental economy, creating a global strategic advantage for the country.

Our 2025 report captures the strong financial performance, dependable liquidity, and record investment in housing and community development that defined the year.  This momentum carries us into and through 2026, as we continue to focus on reliably delivering value to local lenders across our region.

Sincerely,

Randolph C. Snook

President and Chief Executive Officer

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  These statements may use forward-looking terms, such as “projected,” “expects,” “may,” or their negatives or other variations of these terms.  The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized.  These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

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